EXHIBIT 10.3

Agreement for Livestock

This Agreement for Livestock is made and entered into as of August 24, 2016 by and between:

Company:	Capstone Financial Group, Inc.
Address:	8600 Transit Road, East Amherst, New York 14051, USA
Country of Company Formation:	USA
Telephone:	1- (716) 462-3080
Email:	dpastor@capstonefg.com
Represented by:	Darin Pastor
Nationality:	USA
Company Reg. No.:	NV20121429901 (State of Nevada’s business identification number)

Hereinafter referred to as "Seller"

AND

Company:	[***][1]
Address:	[***], Sultanate of Oman
Country of Company Formation:	Oman
Telephone:	[***]
Email:	[***]
Represented by:	[***]

Hereinafter referred to as "Buyer"

1. QUANTITIES AND TIMES FOR SALES/PURCHASES.

Seller agrees to sell and deliver to Buyer under the terms and conditions of this Agreement, and Buyer agrees to buy from Seller under the terms and conditions of this Agreement, on the __ day of each calendar month from ________ 2016 through ______ 2017, inclusive, 1,038,925 cwt of cattle and 3,142,600 cwt of sheep – making an overall total of 10,389,250 cwt of cattle and 3,142,600 cwt of sheep. A hundredweight (“cwt”) is understood to mean 100 pounds of livestock.

Each such respective purchase and sale of the stated quantity of Livestock is referred to in this Agreement as a “Closing,” and the Livestock actually delivered by Seller for a particular Closing is referred to in this Agreement as a “Shipment.”

2. SPECIFICATIONS SUMMARY.

QUANTITY	As set forth in Section 1 above.
DELIVERY TERMS	FCA (Incoterms 2010) to Buyer at [***] (alongside a vessel or vessels selected by Buyer).
SPECIFICATIONS	Each head of cattle shall be [***]; alive; not more than three years old; not blind, crippled, locoed, lump-jawed, or otherwise deformed or unmerchantable; free of infectious disease; [***]-certified; and having a mass of at least 300 kilograms (661.4 pounds). In addition, the average body mass of all cattle in a

1 CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF ASTERISKS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Shipment shall be at least 325 kilograms (716.5 pounds).

Each head of sheep shall be [***][2] breed; alive; not more than three years old; not blind, crippled, locoed, lump-jawed, or otherwise deformed or unmerchantable; free of infectious disease; [***]-certified; and having a mass of at least 35 kilograms (77.2 pounds). In addition, the average body mass of all sheep in a Shipment shall be at least kilograms (82.7 pounds).

PRICE	Cattle: [***] per cwt. Sheep: [***] per cwt.
PRODUCT HISTORY AND TITLE	Non-terrorist origin; no terrorist intermediaries; clean and clear title, no adverse claims, no liens.

3. DELIVERY TERMS

The Livestock shall be delivered by Seller to Buyer FCA (Incoterms 2010) at [***] (alongside a vessel or vessels selected by Buyer).

4. PRICE TERMS

The purchase/sale price for the Livestock shall be [***] per cwt of cattle conforming to the specifications set forth in Section 2 above and [***] per cwt of sheep conforming to the specifications set forth in Section 2 above. The stated purchase/sale price for the Livestock at each respective Closing is referred to in this Agreement as the “Purchase Price.”

5. PAYMENT TIMING AND TERMS

It is not required or expected that Buyer pay the Purchase Price directly to Seller or that the Purchase Price be paid indirectly to Seller at the exact moment of the applicable Closing. Unless Seller provides Buyer with different wire transfer instructions by written notice to Buyer before the applicable Delivery, Buyer shall within one business days after the applicable Closing wire the purchase price in US Dollars to Seller as follows:

BANK INFORMATION	Citibank
BANK ADDRESS	3996 Barranca Pkwy, Irvine, CA 92606
BENEFICIARY	Capstone Financial Group, Inc.
ACCOUNT No	[***]
A/C
SWIFT CODE	CITI US 33
BANK OFFICER NAME
TELEPHONE	+1 949-726-5124
EMAIL
INTERMEDIARY BANK
INTERMEDIARY BANK ADDRESS
SWIFT CODE
A/C

2 CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF ASTERISKS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS

With regard to each respective Closing, Seller confirms, represents, warrants and covenants to Buyer that:

a.	Seller has all right, power and authority to execute, deliver and perform this Agreement, and has duly authorized the execution, delivery and performance of this Agreement, and this Agreement has been duly executed and delivered by Seller.
b.	Seller’s execution, delivery and performance of this Agreement did not and will not violate any applicable laws or regulations or result in the breach of any other agreement to which Seller is a party.
c.	The Livestock to be sold at each applicable Closing is of non-terrorist origin, there have been no terrorist intermediaries for the Livestock, and the Livestock is owned by Seller free and clear of any adverse claims, liens and encumbrances, and is transferable and exportable.
d.	To Seller’s best knowledge, each such applicable Shipment of Livestock consists solely of Livestock conforming to the requirements of Section 2 above.
e.	Seller shall indemnify and hold harmless Buyer against and from any losses, liabilities, penalties, claims, actions, awards, settlements or judgments arising from Seller’s actual or alleged breach of the foregoing (including reasonable attorneys’ fees and expenses).

With regard to each respective Closing, Buyer confirms, represents, warrants and covenants to Seller that:

a.	Buyer has all right, power and authority to execute, deliver and perform this Agreement, and has duly authorized the execution, delivery and performance of this Agreement, and this Agreement has been duly executed and delivered by Buyer.
b.	Buyer’s execution, delivery and performance of this Agreement did not and will not violate any applicable laws or regulations or result in the breach of any other agreement to which Buyer is a party.
c.	Buyer shall indemnify and hold harmless Seller against and from any losses, liabilities, penalties, claims, actions, awards, settlements or judgments arising from Buyer’s actual or alleged breach of the foregoing (including reasonable attorneys’ fees and expenses).

7. CLOSING.

Conditions to Closing Obligations of Buyer. Buyer’s obligations at each respective applicable Closing shall be subject to the satisfaction in all material respects (or express waiver in writing by Buyer) at or before the time of the Closing of each of the following conditions as to such applicable Closing:

a. All of Seller’s representations and warranties made in this Agreement shall be true and correct on and as of such Closing.

b. Seller shall have performed and complied with its covenants and obligations to be performed at or before such Closing.

c. Seller shall have delivered to Buyer, at or before the Closing, the following documents with respect to the Shipment (the “Delivery Documents”):

i. Commercial Invoices addressed to Buyer.

ii. Evidence of ownership of the Livestock.

iii. Declaration that the Livestock is of non-terrorist origin, that there have been no terrorist intermediaries for the Livestock, and that the Livestock is owned by Seller free and clear of any adverse claims, liens and encumbrances, and is transferable.

iv. Bill of Sale in favor of Buyer.

d. Seller shall have delivered the Livestock to Buyer FCA (Incoterms 2010) at [***]3 (alongside a vessel or vessels selected by Buyer).

e. Buyer shall have had the opportunity to, if Buyer so requested, inspect (or have a third party designated by Buyer inspect) any or all of the Livestock the Buyer intends to purchase.

Conditions to Closing Obligations of Seller. Seller’s obligations at each respective applicable Closing shall be subject to the satisfaction in all material respects (or express waiver in writing by Seller) at or before the time of the Closing of each of the following conditions as to such applicable Closing:

a. All of Buyer’s representations and warranties made in this Agreement shall be true and correct on and as of such Closing.

b. Buyer shall have performed and complied with its covenants and obligations to be performed at or before such Closing.

Sequencing. As stated in Section 5, it is expressly understood, agreed and expected that the Closing will be completed before Buyer has had an opportunity to wire the Purchase Price to Seller, but that nonetheless upon the applicable Closing all title and ownership to and in the applicable Livestock shall transfer to Buyer. It shall be Buyer’s responsibility to verify the weight and quality of the Livestock in a Shipment before loading onto the vessel(s), and such loading shall be deemed to constitute a waiver of any deficiencies of weight or of quality. Title and risk of loss pass to Buyer immediately upon each respective Closing alongside the vessel(s).

8. NOTICES

Any notice, report, request, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person to ________________ (if to Buyer) or to 8600 Transit Road, East Amherst, New York 14051, USA, attention: Darin Pastor, Chief Executive Officer (if to Seller) or if emailed to ____@_______________ (if to Buyer) or to dpastor@capstonefg.com (if to Seller). Either party may change its address or email address for all future notices, reports, requests, approvals and consents by giving, pursuant to this Section 8, written notice of such change of address or email address.

9. FORCE MAJEURE

Neither party shall be liable for failure to perform, or delay in the performance of, its obligations under this Agreement when such failure or delay is caused by an event of force majeure. For purposes of this Agreement, an event of force majeure means any event or circumstance beyond the

3 CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF ASTERISKS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

reasonable control of the affected party and not reasonably preventable using industry standard practices, including but not limited to, war, insurrection, act of terrorism, riot, fire, flood or other unusual weather condition, explosion, act of God, peril of the sea, sabotage, accident, embargo, act of governmental authority, compliance with governmental order on national defense requirements, or inability due to general industry wide shortages to obtain fuel, power, raw materials, labor or transportation facilities. If, due to any event of force majeure, either party shall be unable to fulfill its obligations under this Agreement, the affected party shall immediately notify the other party of such inability and of the period during which such inability is expected to continue, shall use reasonable commercial efforts to cure and remedy such non-performance and the time for performance shall be extended for a number of days equal to the duration of the force majeure, and the parties shall meet promptly to determine an equitable solution to the effects of such event.

10. ENTIRE AGREEMENT.

This Agreement is the entire agreement between the parties with regard to the subject matter hereof, and supersedes any and all prior or contemporaneous negotiations, understandings, commitments and agreements (whether oral or in writing) with regard to the subject matter hereof. No waivers, changes, alterations or substitutions shall be permitted unless the same shall be notified in writing and signed by both parties. The English language version of this Agreement shall be controlling over any version in any other language.

11. SEVERABILITY.

This Agreement is severable. When possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Agreement is determined by a final and binding court or arbitration judgment to be invalid, illegal or unenforceable to any extent, such provision shall not be affected or impaired up to the limits of such invalidity, illegality or unenforceability; the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way; and the parties agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision (or portion of provision) with a valid, legal and enforceable provision that achieves, to the greatest lawful extent under this Agreement, the economic, business and other purposes of such invalid, illegal or unenforceable provision (or portion of provision).

12. APPLICABLE LAW AND BINDING ARBITRATION.

Any and all disputes or controversies arising out of or relating to this Agreement shall be exclusively and finally resolved by binding arbitration (using the English language) in accordance with the commercial arbitration rules of the International Chamber of Commerce then in effect, in New York City, USA. The arbitration proceedings shall be conducted promptly and in accordance with the commercial arbitration rules of the International Chamber of Commerce then in effect. The expenses of any arbitration, including the reasonable attorney fees of the prevailing party, shall be borne by the party deemed to be at fault or on a pro-rata basis should the arbitration conclude in a finding of mutual fault.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA (without giving effect to any conflicts of law principles that require the application of the law of a different state or country). The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall be inapplicable to this Agreement and transactions hereunder and thereunder.

Each party recognizes that the covenants and agreements herein and their continued performance as set forth in this Agreement are necessary and critical to protect the legitimate interests of the other party, that the other party would not have entered into this Agreement in the absence of such covenants and agreements and the assurance of continued performance as set forth in this Agreement, and that a party’s breach or threatened breach of such covenants and agreements may cause the other party irreparable harm and significant injury, the amount of which will be extremely difficult to estimate and ascertain, thus potentially making any remedy at law or in damages inadequate. Therefore, each party confirms and agrees that the other party shall be entitled to seek on an interim or permanent basis specific performance, an order restraining any breach or threatened breach of any or all provisions of this Agreement, and any other equitable relief (including but not limited to temporary, preliminary and/or permanent injunctive relief), all without need to post any bond or security, and in addition to and not exclusive of any other remedy available to such other party at law or in equity.

Neither party shall commence any court proceeding or action against the other to resolve any dispute, except to enforce an arbitral award rendered pursuant to this Section. For all purposes of this Agreement, the parties hereby submit to the jurisdiction of the state and federal courts located in New York City, USA. In addition, the party in whose favor an arbitral award rendered pursuant to this Section was granted shall have the right to enforce such arbitral award in any court of any country which it wishes.

13. ELECTRONIC COPIES; COUNTERPARTS.

This Agreement may be executed and delivered in counterparts (portable document format (.pdf)/electronic transmission included), each of which shall constitute an original document, but both of which shall constitute one and the same instrument. Delivery of a portable document format (.pdf) copy of an executed signature page of this Agreement (or of any other notice, report, request, approval or consent required or permitted to be given under this Agreement) shall be as valid, for all purposes of contract formation and evidence and otherwise, as delivery of an executed original.

14. ASSIGNMENT.

Either party may assign its rights under this Agreement. Either party may assign its duties, liabilities and/or obligations under this Agreement, but the effect of doing so is that the assignee will become responsible for such duties, liabilities and/or obligations and the assignor will remain jointly and severally responsible for such duties, liabilities and/or obligations.

15. FEES, COSTS AND EXPENSES.

Each party is responsible for its own fees, costs and expenses in connection with this Agreement, except as otherwise expressly provided in this Agreement.

16. BEST EFFORTS; FURTHER ASSURANCES.

The parties hereby covenant and agree to use their respective best efforts to, without the necessity of any further consideration, execute, acknowledge and deliver any and all such other documents and instruments and take any such other action as may be reasonably necessary, proper or advisable to consummate, make effective, comply with and carry out the intent and purposes of this Agreement.

17. RELATIONSHIP OF PARTIES.

Each of the parties hereto is an independent contractor and nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the parties. Neither party shall have the right to, and each party agrees not to purport to, incur any debts, liabilities or obligation for which the other is or will be responsible, or make any commitments or contracts for the other. Each party represents and warrants that it has not incurred any debts, liabilities or obligations for which the other is or will be responsible, or made any commitments or contracts for the other.

IN WITNESS WHEREOF, the parties have set their hands to this Agreement for Livestock as of the day and year first above written.

SELLER:

CAPSTONE FINANCIAL GROUP, INC.

By: /s/ Darin Pastor

Name: Darin Pastor

Title: Chief Executive Officer

Date: 8/24/2016

BUYER:

[***]4

By: /s/ [***]

Name: [***]

Title: Managing Director

Date: 24/8/2016

4 CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH A SERIES OF ASTERISKS [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.